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                                  EXHIBIT 3.3
                                  -----------


                                                     113205A001  01/08/91R#37010
                                                     113205A001  01/08/91R#00300


                         CERTIFICATE OF INCORPORATION

                                      OF

                     COMMUNICATION DEVELOPMENT CORPORATION
                     -------------------------------------



     We, the incorporators, certify that we hereby form a body politic and corporate under the Stock Corporation Act of the State of Connecticut.

     1. The name of the corporation is COMMUNICATION DEVELOPMENT CORPORATION (hereinafter called the "Corporation").

     2. The nature of the business to be transacted or the purposes to be promoted or carried by the corporation either in the capacity of principal or agent, are as follows:

          To engage in any lawful act or business for which said corporation may be formed under said Act.

     3. The designation of each class of shares, the authorized number of shares of each class and the par value of each share thereof are as follows:

          One class of 5,000 authorized shares of common stock without par value.

     4. The minimum amount of state capital with which the corporation shall commence business is $1,000.00.


     Under the penalties of false statement, we declare that the statements contained in this Certificate of Incorporation are true.

     Dated at Danbury, Connecticut this 31st day of December, 1990.


                                    /s/ Patti Ryll Bisbano
                                    ----------------------
                                    Patti Ryll Bisbano

                                    /s/ Maurya E. Suda
                                    ------------------
                                    Maurya E. Suda


                    FT: 150.  FF: 45.  CC: 12.  T:  207.00
                    ROC:  Nanette B. Bracken, Esq.
                    14 Mulberry St.
                    Richefield, CT  06877-3706